                                                                    Exhibit 99.1

CBIZ
CENTURY BUSINESS SERVICES, INC.


FOR IMMEDIATE RELEASE               CONTACT:     WARE GROVE
                                                 Chief Financial Officer
                                                 -or-
                                                 KATE KOWALSKI
                                                 Director, Corporate Relations
                                                 Century Business Services, Inc.
                                                 Cleveland, Ohio
                                                 (216) 447-9000


                     CBIZ REPORTS FIRST-QUARTER 2003 RESULTS


Cleveland, Ohio (April 29, 2003)--CBIZ (Century Business Services, Inc.) (NASDAQ: CBIZ) today announced its financial results for the first quarter of 2003. Same-unit revenue increases in the quarter continued to contribute to growth in revenue and net income.

CBIZ reported revenue of $146.3 million for the first quarter ended March 31, 2003, an increase of 2.9% over the $142.2 million recorded for the first quarter of 2002. Same-unit revenue for the quarter increased by $2.7 million, or 1.9%, while the remaining growth came from acquisitions. CBIZ posted net income from continuing operations for the quarter of $10.3 million, or $0.11 per share, up 1.7% from the $10.1 million, or $0.10 per share, recorded for the first quarter of 2002.

First-quarter results for 2003 include approximately $0.7 million of corporate general expense associated with national marketing activities and severance-related expenses. Also included in the first quarter of 2003 is a $1.6 million impairment charge to the value of a note receivable which, when included with other items, resulted in a net charge of approximately $0.5 million recorded in other income (expense). First-quarter results for 2002 included a $1.0 million gain on the sale of certain operations.

As of March 31, 2003, bank debt stood at $17.0 million compared with $17.5 million at the end of the fourth quarter and $50 million a year earlier. The debt-to-equity ratio for CBIZ was 6% at March 31, 2003 compared with 13% a year earlier.

"Our first-quarter performance shows marked progress over last year, and starts us off in line with our expectations for 2003," remarked Steven L. Gerard, Chairman and Chief Executive Officer. "This marks the fourth consecutive quarter of same-unit growth, and we are encouraged by the margin improvement in our operating results. The two acquisitions we made in the past six months are performing as expected and we are continuing our targeted efforts to find additional acquisition opportunities."




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       6480 Rockside Woods Blvd., South - Suite 330 - Cleveland, OH 44131
                    Phone (216) 447-9000 - Fax (216) 447-9007

CBIZ will host a conference call later this morning to discuss its results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-888-545-0687 several minutes before 11:00 a.m. (EDT). If you are dialing from outside the United States, dial 1-630-691-2764. A replay of the call will be available starting at 1:00 p.m.
(EDT) April 29 through midnight (EDT), May 2, 2003. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 6981831. A replay of the webcast will also be available on the Company's web site at www.cbiz.com.

CBIZ is a provider of outsourced business services to small and medium-sized companies throughout the United States. As the largest benefits specialist, the ninth-largest accounting company, and one of the ten largest valuation and medical practice management companies in the United States, CBIZ provides integrated services in the following areas: accounting and tax; employee benefits; wealth management; property and casualty insurance; payroll; IS consulting; and HR consulting. CBIZ also provides valuation; litigation advisory; government relations; commercial real estate advisory; wholesale life and group insurance; healthcare consulting; medical practice management; worksite marketing; and capital advisory services. These services are provided throughout a network of more than 160 Company offices in 33 states and the District of Columbia.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to adequately manage its growth; the Company's dependence on the current trend of outsourcing business services; the Company's dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties can be found in the Company's filings with the Securities and Exchange Commission.


       For further information regarding CBIZ, call the Investor Relations
                Office at (216) 447-9000 or visit www.cbiz.com.





                                   Page 2 of 3



       6480 Rockside Woods Blvd., South - Suite 330 - Cleveland, OH 44131
                    Phone (216) 447-9000 - Fax (216) 447-9007

                         CENTURY BUSINESS SERVICES, INC.
                              FINANCIAL HIGHLIGHTS
                   THREE MONTHS ENDED MARCH 31, 2003 AND 2002
              (in thousands, except percentages and per share data)



                                                                                     THREE MONTHS ENDED
                                                                                          March 31,
                                                                       2003           %          2002 (1)         %
                                                                    ---------    ----------     ---------    ----------

Revenue .........................................................   $ 146,295       100.0%     $ 142,204        100.0%
Operating expenses ..............................................     118,061        80.7%       115,394         81.1%
                                                                    ---------    ----------     ---------    ----------
Gross margin ....................................................      28,234        19.3%        26,810         18.9%
Corporate general and administrative ............................       5,249         3.6%         4,870          3.4%
Depreciation and amortization ...................................       4,297         2.9%         4,931          3.5%
                                                                    ---------    ----------     ---------    ----------
Operating income ................................................      18,688        12.8%        17,009         12.0%

Other income (expense):
   Interest expense .............................................        (323)       -0.2%          (818)        -0.6%
   Gain on divested operations, net .............................        --           0.0%         1,024          0.7%
   Other income (expense), net ..................................        (538)       -0.4%           502          0.4%
                                                                    ---------    ----------     ---------    ----------
        Total other income (expense), net .......................        (861)       -0.6%           708          0.5%

Income from continuing operations before income
   tax expense ..................................................      17,827        12.2%        17,717         12.5%
Income tax expense ..............................................       7,575                      7,633
                                                                    ---------    ----------     ---------    ----------
Income from continuing operations ...............................      10,252         7.0%        10,084          7.1%
Loss from operations of discontinued business, net of tax .......        (251)                      (440)
Loss on disposal of discontinued business, net of tax ...........        --                         (344)
                                                                    ---------    ----------     ---------    ----------
Income before cumulative effect of change in accounting principle      10,001         6.8%         9,300          6.5%
Cumulative effect of a change in accounting principle, net of tax        --                      (80,007)
                                                                    ---------    ----------     ---------    ----------
Net income (loss) ...............................................   $  10,001         6.8%      $(70,707)       -49.7%
                                                                    =========                   =========

Diluted earnings (loss) per share:
   Continuing operations ......................................     $    0.11                   $   0.10
   Discontinued operations ......................................       (0.01)                     (0.01)
   Cumulative effect of change in accounting principle ..........        --                        (0.82)
                                                                    ---------                   ---------
   Net income (loss) ............................................   $    0.10                   $  (0.73)
                                                                    =========                   =========
   Diluted shares outstanding ...................................      96,956                     97,112


Other Data From Continuing Operations:
EBIT(2) .........................................................   $  18,150                   5 17,511
EBITDA (2) ......................................................   $  22,447                   $ 22,442


(1) Certain amounts in the 2002 financial statements have been reclassified to account for discontinued operations subsequent to March 31, 2002, and the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."
(2) EBIT represents income from continuing operations before income taxes, interest expense, and gain on divested operations. EBITDA represents EBIT as defined above before depreciation and amortization expense. CBIZ has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of its ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).






                                   Page 3 of 3



       6480 Rockside Woods Blvd., South - Suite 330 - Cleveland, OH 44131
                    Phone (216) 447-9000 - Fax (216) 447-9007